                                    SCHEDULE 1.1.1


                                 EMPLOYMENT AGREEMENT


         THIS AGREEMENT made the 11th day of March, 1997


BETWEEN:

                                  KENHAR CORPORATION

                                       (hereinafter referred to as "Kenhar")

                                                           OF THE FIRST PART

                                        -and-

                                 CASCADE CORPORATION

                                      (hereinafter referred to as "CASCADE")

                                                          OF THE SECOND PART

                                        -and-

                                 WILLIAM J. HARRISON

                                (hereinafter referred to as the "Executive")

                                                           OF THE THIRD PART

               (hereinafter collectively referred to as the "Parties")



       WHEREAS Harrison is the President and Chief Executive Officer of Kenhar;

       AND WHEREAS a wholly-owned subsidiary of Cascade has today completed the purchase of all of the issued and outstanding shares of Kenhar;


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        AND WHEREAS Kenhar wishes to continue to retain the services of the
Executive and the Executive wishes to continue to be retained by Kenhar upon and subject to the terms and conditions specified herein;

        AND WHEREAS Kenhar and the Executive desire to enter into a written agreement which contains the agreed-upon terms and conditions of the Executive's continued employment;

        AND WHEREAS Cascade wishes to nominate the Executive and the Executive wishes to be elected to the Board of Directors and Cascade wishes to appoint the Executive and the Executive wishes to be appointed to an Executive Committee of Cascade to be formed;

        AND WHEREAS Cascade and the Executive desire to enter into a written agreement with respect to his nomination to the Board of Directors and his appointment to the Executive Committee of Cascade;

        NOW THEREFORE for the good and valuable consideration of Ten Dollars ($10.00) and the mutual covenants and agreements hereinafter contained, the receipt and sufficiency of which is expressly acknowledged, the Parties mutually covenant and agree as follows:

1       Position, Duties and Responsibilities

1.1 Kenhar hereby agrees to employ the Executive in the position of President and Chief Executive Officer ("President") and the Executive hereby accepts such employment. During the continuation of his employment hereunder and as part thereof, Cascade shall cause the Executive to be appointed a director of Kenhar, and,


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                                      -3-

in accordance with the provisions of section 7.2 hereof, an Executive Vice-President and a member of the Executive Committee of Cascade.

1.2 The Executive shall serve Kenhar in the capacity of President and Chief Executive Officer to perform such duties and exercise such powers as may be reasonably required of him or be vested in him by the Board of Directors of Kenhar. The Executive acknowledges that he is employed in a fiduciary capacity and agrees to devote his full time and attention and exert his best professional efforts, knowledge, skill and energy to the diligent, faithful, efficient and competent performance of his duties and responsibilities hereunder and will not, without the prior written consent of Cascade or the Board of Directors of Kenhar, assume other employment or engage in any other business provided that the foregoing (but subject always to the provisions of paragraphs 9 and 10 hereof) shall not be construed to prevent the Executive from serving as a director or officer of any non-profit organization or trade association or as a director of any business corporation, provided that in each such case the prior consent of Cascade, which shall not be unreasonably withheld, shall have been obtained by the Executive.

1.3 Excluding business travel (including, without limitation, any travel necessary to fulfil the Executive's duties and responsibilities as President and a director of Kenhar and as a director and member of the Executive Committee of Cascade), the Executive will not be required to report regularly for work outside the environs of Guelph, Ontario.

2       Term of Employment

2.1 The term of the Executive's employment shall be for a minimum period of at least three (3) years from the date hereof, unless terminated earlier in accordance with the provisions of this Agreement.


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                                      -4-

3       Compensation

3.1 Base Salary - The Executive shall receive an annual base salary of $200,000 (U.S. Funds), less required statutory and other deductions authorized by the Executive, which base salary shall be paid in accordance with Kenhar's normal payroll practices.

3.2 Bonus - The Executive shall be entitled to receive an annual bonus payable by Kenhar which shall be calculated on a formula basis comparable to the bonus, if any, determined payable by the Board of Directors of Cascade pursuant to Cascade's bonus plan to the other Executive Vice President(s) of Cascade.

3.3 Stock Options - As an employee of Kenhar and officer of Cascade, the Executive is eligible to participate in the Cascade stock option plan, a copy of which has been provided to the Executive, subject to applicable legislation and stock exchange rules. The Executive acknowledges that stock options are granted in the discretion of the Board of Directors of Cascade. However, subject to the provisions of Cascade's stock option plan, it is understood and agreed that the Executive shall be entitled to participate at such times as and at the level, exercise price and other terms comparable to Cascade personnel having comparable duties and shall be entitled to participation in such plan in respect of options to be allocated thereunder during the year ending January 31, 1998. For the sole purpose of the Executive's entitlement under Cascade's stock option plan, the Executive's previous employment with Kenhar will be treated as Cascade employment. In no other case will the Executive's employment with Kenhar be treated as employment with Cascade.


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                                      -5-

4       Benefits and Vacation

4.1 While employed by Kenhar, the Executive shall be eligible to participate in the Kenhar employee benefits program which it makes available to other employees of Kenhar from time to time. The current benefits are
listed on the attached Schedule "A".   Nothing contained in this Agreement
limits or restricts Kenhar's ability to change such benefits (i) in accordance with the terms of the plans which govern such benefits or (ii) to conform to the new or modified terms of Cascade's plans applicable to its executives in Canada provided that as a result of any such changes none of the benefits currently available to the Executive shall be reduced without his consent.

4.2 In addition to the benefits available under the employee benefits program, the Executive shall receive a retirement allowance of $2,000 (Cdn. Funds) per year for each calendar year of service with Kenhar and its predecessors (which currently totals 23 such years) payable on any termination for whatever reason of the Executive's employment hereunder.

4.3 In addition, the Executive will be eligible to a supplementary pension benefit as described on the attached Schedule "B".


4.4     While employed by Kenhar:

        (a) the Executive shall be entitled to six weeks' vacation per year, to be scheduled at the mutual convenience of the Parties; and

        (b) the Executive shall be entitled to the regular holidays schedule recognized and observed by Kenhar.


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                                      -6-

5       Other Executive Benefits

5.1 The Executive shall be entitled to other executive benefits provided to key executives at a level commensurate with the Executive's position, in accordance with the current Kenhar arrangements which are listed on the attached Schedule "C".

6       Reimbursement of Expenses

6.1 The Executive shall be reimbursed for all expenses incurred by him in compliance with Kenhar's expense policies, as may be modified from time to time.

7       Cascade Covenants

7.1 During the Executive's employment with Kenhar under this Agreement, Cascade will maintain a three (3) member Executive Committee (the "Committee"), one member of which will be the Executive (it being understood by the Executive that this is an entitlement personal to the Executive and that the Executive shall have no entitlement to appoint a nominee or proxy at any time). The other two members shall be Messrs. Warren and Miller for so long as they desire and are capable or for so long as the Board of Directors of Cascade considers appropriate. The mandate of the Committee will be contained in a by-law of Cascade the provisions of which are as set out in the attached Schedule "D".

7.2 The Executive will be nominated as a director and is hereby appointed an officer of Cascade, holding the office of Executive
Vice-President, during his term of employment with Kenhar, and in addition to his duties and responsibilities hereunder to and in respect of Kenhar, will have such other duties and responsibilities as may from time to time be assigned to him.


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                                      -7-

7.3 In his capacity as a director and member of the Executive Committee of Cascade, the Executive shall receive such fees, if any, to which the other directors who are employees, and members of the Executive Committee are entitled and as shall be determined by the Board of Directors of Cascade.

7.4 Subject to the overall direction and control of the Board of Directors of Cascade, Kenhar and its subsidiaries' business activities will continue to be conducted as a distinct business unit under the administration of Kenhar. It is agreed by the Parties that Messrs. Hoy, Ostmeier and Spinelli shall continue to report directly to the President and Chief Executive Officer of Kenhar, in accordance with their employment arrangements.

7.5 Cascade will assist the Executive and his spouse in obtaining such approvals and consents as may be required from the United States Immigration and Naturalization Service as may be necessary and appropriate in the circumstances in order to enable the Executive to perform his responsibilities hereunder.

7.6 Except as expressly set forth in this Agreement, Cascade shall have no other obligations to the Executive during the course of the Executive's employment with Kenhar. The Executive will have no cause of action or claim against Cascade with respect to his employment with Kenhar or the termination thereof.

8       Termination

8.1     In the event the Executive's employment with Kenhar is terminated

        (a)  by reason of the Executive's death,


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        (b)  by reason of resignation or retirement,

        (c) by Kenhar upon the Executive becoming Permanently Disabled (as hereinafter defined) or,

        (d)  by Kenhar for Cause (as hereinafter defined),

then, the Executive shall not be entitled to any notice, severance, bonus, salary or options by reason of such termination except for obligations accrued to the date of termination including, without limiting the generality of the foregoing, the payments provided under paragraphs 4.1, 4.2, 4.3 and 4.4 hereof.

8.2 If the Executive's employment with Kenhar is terminated prior to the end of the initial three (3) year term for any reason other than provided in paragraph 8.1 above, the Executive shall be entitled to (a) a lump sum payment including his base salary and any bonus which would have been paid if he were employed for the balance of the three (3) term ending on the third anniversary of the date hereof and (b) to have the benefits and payments provided by paragraphs 4.1, 4.2, 4.3 and 5.1 continued for the balance of such term as if such employment had not been terminated, it being understood that the determination and payment of the amount of any bonus will be subject to and made after the approval by the Cascade Board of Directors of its financial results.

8.3 If the Executive's employment with Kenhar is terminated after the third anniversary of the date hereof for any reason other than provided in paragraph 8.1 above, the Executive shall be entitled to reasonable notice of termination. Compensation for such reasonable notice shall be (a) a lump sum calculated based on the Executive's base salary and any amounts for bonus payments during the reasonable notice period and (b) continuation for such notice period, unless


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                                      -9-


prevented under the terms of the relevant plans or arrangements, of the benefits and payments provided by paragraphs 4.1, 4.2, 4.3 and 5.1 as if such employment continued throughout such notice period.

9       Non-Disclosure of Confidential Information

9.1 The Executive acknowledges that Kenhar and its subsidiaries have, during his prior employment by Kenhar, disclosed and will continue, during the course of his employment hereunder, to disclose and that Cascade and its other subsidiaries may disclose, Confidential Information to the Executive during the continuation of his employment hereunder. Kenhar and Cascade and their subsidiaries are collectively referred to herein as the "Companies". The Executive shall not, without the prior written consent of the Companies, during the continuation of his employment hereunder or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the Confidential Information of the Companies nor use or permit to be used any Confidential Information other than to further the Companies' business interests. When the Executive's employment terminates, he will return to the Companies all documents, books, records, data compilations, and other written or recorded materials obtained during the course of his employment, and all copies thereof, including electronic or other media containing Confidential Information.

For purposes of this Agreement, "Confidential Information" shall include, but not be limited to any and all confidential and proprietary information in any form concerning the property, business or financial affairs of the Companies, including without limitation trade secrets, technical and non-technical business knowledge, business methods, plans, systems, customer lists and customer relations, vendor lists and vendor relations, cost and pricing information, distribution and logistical


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                                     -10-


information, computer programs and other information relating to the business of one or more of the Companies.

9.2 The Executive agrees that the Confidential Information is and shall remain the property of the Companies. No less than once a year during the continuation of his employment hereunder, on request by Kenhar or Cascade, and at or prior to the termination of his employment, the Executive will disclose to Kenhar and Cascade all ideas, inventions and business plans developed in whole or in part by the Executive which relate directly or indirectly to the Companies' business or operations including without limitation those giving rise to rights under patent or copyright laws. The Executive agrees that such ideas, inventions, and business plans will be Kenhar and Cascade's property and that he will, at their request and expense, take whatever steps are necessary to secure all rights (including moral rights) for Kenhar and Cascade or their assignees.

9.3 The covenants set forth in this paragraph which are made by the Executive are in consideration of the employment, or continuing employment of, and the compensation paid to, the Executive during his employment by Kenhar.

10      Non-Competition

10.1    The Executive shall not,

        (a)  while employed by Kenhar, and

        (b) for a period of two (2) years following the date on which the Executive's employment with Kenhar has been terminated without Cause, and


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                                     -11-


        (c) for a period of five (5) years following the date on which the Executive's employment with Kenhar has been terminated for any other reason,

either alone or in conjunction with any individual, partnership, firm, corporation, association or other entity, whether as principal, agent, shareholder, consultant or in any other capacity whatsoever, directly or indirectly within any market where any of the Companies conduct any aspect of their business or proposed business at the time of the termination of the Executive's employment hereunder:

    (i) undertake, carry on, be engaged in, be concerned with, have a financial interest in, advise, consult in, lend money to, guarantee the debts or obligations of, or permit the Executive's name or any part thereof to be used or employed by, or associated with, any person, firm, association, syndicate, company or corporation engaged in or concerned with or interested in directly or indirectly, an undertaking or business which is competitive with any of the principal businesses or proposed business of or any part thereof or carried on or to be carried on by the Companies;

    (ii) manufacture, sell, distribute (wholesale or retail), promote or market any product manufactured, sold, distributed (wholesale or retail), promoted or marketed by any of the Companies or the products of any business or proposed business (collectively the "Products") or provide any service in respect of the foregoing;

    (iii) solicit or attempt to solicit any client or customer of the Companies for the purpose of selling any Product or any service associated therewith;


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                                     -12-

    (iv) persuade or attempt to persuade any client, customer or supplier to cease purchasing any product or service from or from doing business with the Companies or to reduce the amount of business which any such client has historically done or contemplates doing with the Companies; or

    (v) solicit for employment or hire any employee of the Companies or induce or attempt to induce any of them to leave their employment with any of the Companies.

In this Agreement, "proposed business" means any business that can reasonably be regarded as a business in which it is probable that any of the Companies would invest.

Clauses (i) and (ii) of this paragraph 10 shall not apply to prevent (A) the ownership by the Executive, by way of passive investment only, of not more than 2 percent of any class of listed and issued shares of any corporation where such shares are listed on a recognized stock exchange in North America or (B) the Executive from being an officer or director of any non-profit organization or trade association or from serving as a director of any corporation provided that, and so long as, the business, operations and activities of such corporation which are within the scope of the clauses (i) and (ii) of this section 10 are not material to such corporation.

11      Additional Remedies

11.1 Enforcement - The Executive specifically acknowledges that the Companies have relied on the Executive's covenants of non-competition and non-solicitation as set forth in this Agreement and that irreparable harm will be suffered by the Companies and their businesses and properties in the event of any breach or threatened breach by the Executive of any of the provisions of paragraphs 9 and 10 of


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                                     -13-


this Agreement or either of them, and that the Executive's continued employment is predicated on the commitments undertaken by him pursuant to such paragraphs. In the event of any breach or threatened breach of any of the Executive's commitments pursuant to paragraphs 9 and 10 or either of them, the Companies shall be entitled, in addition to any other remedies and damages available, to injunctive relief or other equitable relief upon application to a court of competent jurisdiction without requirement to prove the inadequacy of available remedies, to restrain the violation of such commitments by the Executive or by any person or persons acting for or with the Executive in any capacity whatsoever. The Executive agrees not to plead sufficiency of damages as a defence in any proceeding for injunctive or other equitable relief brought by the Companies to enforce the provisions of this Agreement. Furthermore, the existence of any claim or cause of action which the Executive may have against the Companies shall not constitute a defence or bar to entitlement of any provision of this Agreement and shall be pursued by separate action by the Executive.

11.2 Restriction Reasonable - The Parties to this Agreement acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by fully informed parties with independent legal advice and that all such provisions are reasonable in the circumstances of this Agreement and are given as an integral and essential part of this Agreement. The Executive acknowledges that the restrictive covenants above are necessary in order to protect and maintain the business of and the goodwill associated with the Companies.

12      Severability

12.1 If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other provision of this


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                                     -14-


Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

13      Non-Assignment

13.1 This Agreement is personal to Executive and shall not be assigned by him. The Executive shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. Kenhar may assign its rights under paragraphs 9 and 10 hereof without Executive's consent to any other entity who, in connection with such assignment, acquires all or substantially all of Kenhar's assets or into or with which Kenhar is merged or consolidated.

14.      Non-Waiver

14.1 The waiver by the Kenhar or Cascade, as the case may be, of a breach by Executive of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Executive.

15.4.    Benefit

15.1 The provisions of this Agreement shall inure to the benefit of the Companies, their successors and assigns, and shall be binding upon the Companies and Executive, its and his heirs, personal representatives and successors, including without limitation, the Executive's estate and the executors, administrators, or trustees of such estate.


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                                      -15-


16      Further Assurances

16.1 The Parties hereto shall do such things and sign such documents as may be necessary and desirable to give full effect and force to this Agreement.

17.     Relevant Law

17.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract and the Parties shall attorn to the laws of Ontario and the exclusive jurisdiction of the Ontario courts and agree not to dispute the competence or jurisdiction of such courts.

18      Notice

18.1 All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand, one day after transmission by facsimile, or 72 hours after mailing at any general or branch United States or Canadian Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:


        (a)  If to Kenhar:
             P.O. Box 1508
             Guelph, Ontario
             N1H 6N9

             Telecopier:  (519) 763-4714


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                                     -16-


        (b)  If to Cascade:
             2020 SW 4th Avenue
             Suite 600
             Portland, Oregon
             97201

             Telecopier: (503) 274-1705


         (c) If to the Executive:

             27 Fox Run Drive
             R.R. #3
             Guelph, Ontario
             N1H 6H9

             Telecopier: (519) 823-2856


19      Entire Agreement

19.1 The Parties hereto agree that this Agreement contains the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes and replaces all oral or written contracts or representations. This Agreement cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by the Parties hereto. The Executive acknowledges that paragraphs 9 and 10 of this Agreement are in addition to the non-competition, non-solicitation and confidentiality agreement of even date herewith executed and delivered by the Executive in favour of Kenhar and Cascade in respect of the completion by a wholly-owned subsidiary of Cascade of the purchase of all of the issued and outstanding shares of Kenhar.


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                                     -17-


20      Survival

20.1    Paragraphs 9, 10, 11, 12, 13, 15, 16, 17, 18 and 19 shall survive the termination of the Executive's employment hereunder for any reason whatsoever and shall continue in full force and effect in accordance with the terms of such obligations.

21      Definitions

For the purposes of this Agreement,

21.1    "Cause" shall include and be deemed to exist if:

        (a)  the Executive willfully refuses to perform his duties hereunder;

        (b) the Executive breaches paragraph 9 or paragraph 10 of this Agreement;

        (c)  the Executive engages in acts of dishonesty or fraud; or

        (d) the Executive engages in other serious misconduct of such a nature that the continued employment of the Executive may reasonably be expected to adversely affect the business or properties of the Companies or any of them.

21.2 "Permanently Disabled" means that the Executive, by reason of illness, disease, mental or physical disability or similar cause as determined by a qualified medical practitioner mutually agreed to by the Executive, Kenhar and Cascade ("Disability"), is permanently disabled so as to be unable to fulfil the Executive's duties, responsibilities and obligations hereunder and such Disability shall continue


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                                      -18-


for any consecutive 365-day period or for any period of 365 days (whether or not consecutive) in any consecutive 24-month period.

        IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day and year first above written.



SIGNED, SEALED AND DELIVERED )
In the presence of:          )
/s/ illegible                )    /s/ William J. Harrison
________________________     )    _______________________ l/s
Witness                      )    William J. Harrison


                                  KENHAR CORPORATION


                                  By: /s/ illegible       c/s
                                  ______________________


                                  By: /s/ illegible       c/s
                                  ______________________




                                  CASCADE CORPORATION


                                  By: /s/ illegible       c/s
                                  ____________________


                                  By: /s/ illegible       c/s
                                  ______________________

                                     SCHEDULE "A"

                               CURRENT KENHAR BENEFITS


The Executive will be entitled to the benefits provided by Kenhar's current employee benefits plans as disclosed in Kenhar's current employment benefit book attached hereto.